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                                                                     EXHIBIT 4.3

                      INTELLIGENT INFORMATION INCORPORATED
                            1995 STOCK INCENTIVE PLAN

                 As Established Effective as of January 20, 1995

                                    ARTICLE I

                                     Purpose

                  This 1995 Stock Incentive Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers and certain other employees of and consultants to Intelligent Information Incorporated or its subsidiaries (the "Company") in order to increase their proprietary interest in the Company's continued growth and success and to encourage such employees to remain in the employ of and such consultants to continue to render services to the Company. Persons eligible to receive stock options ("Options"), stock appreciation rights ("Rights") and stock bonus awards ("Stock Bonus Awards") under the Plan ("Participants") are those officers, directors, employees and consultants who hold positions of responsibility and whose performance, in the judgment of the Board of Directors of the Company, can have a significant effect upon the Company's success.

                  It is intended that certain Options granted under this Plan will qualify as "incentive stock options" under Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code") (hereinafter referred to as "Incentive Stock Options"). The Company makes no warranty as to the qualification of any Options as Incentive Stock Options. Those Options granted under the Plan which do not qualify as Incentive Stock Options are hereinafter referred to as "Non-Qualified Stock Options."

                                   ARTICLE II

                                 Administration

                  The Plan shall be administered by a committee consisting of two or more directors (the "Committee") selected by the Board of Directors of the Company (the "Board"). No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he shall be a "disinterested person," as defined in Rule 16b-3 promulgated under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding the foregoing, the Board may, in its discretion, reserve to itself any or all of the authority and responsibility of the Committee with respect to awards to


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employees who are not subject to liability under Section 16(b) of the Exchange
Act at the time any such responsibility is exercised.

                  Subject to the provisions of the Plan, the Board or the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible employees of the Company shall be granted Options, Rights or Stock Bonus Awards; (b) to authorize the granting of Incentive Stock Options, Non-Qualified Stock Options, Rights and Stock Bonus Awards; (c) to determine the times when Options, Rights or Stock Bonus Awards shall be granted and the number of shares to be optioned or subject to such grant; (d) to determine the option price of the shares subject to each Option or Right, which price shall be not less than the minimum specified in ARTICLE IV hereof; (e) to determine the time or times when each Option, Right or Stock Bonus Award becomes exercisable (whether in whole or in part), the duration of the exercise period and any other restrictions on the exercise of Options or Rights issued hereunder; (f) to prescribe the form or forms of the agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (h) to construe and interpret the Plan, the rules and regulations and the agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Board or the Committee, as the case may be, shall be final and binding on all Participants and their respective successors and assigns and all persons claiming under or through them.

                                   ARTICLE III

                                      Stock

         The stock to be issued under the Plan shall be shares of authorized but unissued shares of the Company's Common Stock, previously issued shares of the Company's Common Stock reacquired by the Company or both (the "Stock"). Under the Plan, the total number of shares of Stock which may be purchased pursuant to options or available for Stock Bonus Awards granted under the Plan or acquired pursuant to the exercise of Rights granted under the Plan shall not exceed, in the aggregate, One Million and Fourteen Thousand (1,014,000) shares, except as such number of shares shall be adjusted in accordance with the provisions of
ARTICLE XI hereof.

                  The number of shares of Stock available for grant of Options, Rights or Stock Bonus Awards under the Plan shall be decreased by the sum of the number of shares with respect to which Options, Rights or Stock Bonus Awards have been issued and are then outstanding and the number of shares issued upon exercise of Options. Shares of Stock which are subject to Rights linked with related Options shall be counted only once in determining whether the maximum number of shares of Stock which may be purchased or acquired under the Plan has



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been exceeded. If any shares of Stock subject to an Option, Right or Stock Bonus
Award shall not be issued or transferred and shall cease to be issuable or transferable because of the termination, in whole or in part, of such Option, Right or Stock Bonus Award or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company because of a Participant's failure to comply with the terms and conditions of a Stock Bonus Award, or if the Company shall pay cash in lieu of issuing shares of Stock upon settlement of an Option, Right or Stock Bonus Award, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the number of shares of Stock subject to the Plan and may again be made subject to Options, Rights or Stock Bonus Awards; provided, however, that the number of shares not so issued or transferred and any such reacquired shares may again be made subject to Options, Rights or Stock Bonus Awards for persons subject to liability under Section 16(b) of the Exchange Act only if the forfeiting Participant received no benefits of ownership such as dividends (but excluding voting rights) from the shares or if Rule 16b-3 under the Exchange Act would, in the opinion of the Board or the Committee, otherwise be satisfied.

                                   ARTICLE IV

                                  Option Price

                  In the case of each Non-Qualified Stock Option granted under the Plan, the Option price shall be determined by the Board or the Committee, as the case may be. In the case of each Incentive Stock Option granted under the Plan, the Option price shall be not less than the fair market value of the Stock at the time the Option was granted. The fair market value shall be deemed for all purposes of the Plan to be the mean between the highest and lowest sale prices reported as having occurred on any Exchange on which the Company's Common Stock may be listed and traded on the date the Option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Company's Stock is not listed on any Exchange but the Stock is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, then the fair market value of the Stock shall be deemed to be the mean between the high and low sale price reported on the date the Option is granted, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. If the Stock is not quoted on NASDAQ on a last sale basis, then the fair market value of the Stock shall be deemed to be the mean between the highest asked and lowest bid prices for such Stock for the day on which the Option is granted, or, if there are no transactions in the Stock on that day, then on the last preceding date on which such transactions occurred. In all other cases, the fair market value of the Stock shall mean the amount determined by the Board or the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the United States Internal Revenue Service. In no event shall the


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Option price be less than the par value per share of Common Stock.

                                    ARTICLE V

          Exercise and Terms of Options, Rights and Stock Bonus Awards

                  The Board or the Committee, as the case may be, shall determine the date or dates after which Options or Rights may be exercised or Stock Bonus Awards become vested, in whole or in part. If an Option or Right is exercisable or a Stock Bonus Award becomes vested in installments, installments or portions thereof which are exercisable and not exercised shall remain exercisable.

                  Any other provision of the Plan notwithstanding, no Option or Right shall be exercisable after the date ten (10) years from the date of grant of such Option (the "Termination Date"). If, prior to the Termination Date, a Participant shall cease to be employed by the Company (other than by reason of death or permanent and total disability within the meaning of Section 22(e)(3) of the Code), the Option or Right will remain exercisable for a period not extending beyond three (3) months after the date of cessation of employment to the extent it was exercisable at the time of cessation of employment. If, prior to the Termination Date, a Participant shall cease to be employed by the Company by reason of a permanent and total disability within the meaning of Section 22(e)(3) of the Code, the Option or Right granted hereunder will remain exercisable for a period not extending beyond one (1) year after the date of cessation of employment to the extent it was exercisable at the time of cessation of employment. In the event of the death of a Participant prior to the Termination Date and while employed by the Company or while entitled to exercise an Option or Right pursuant to the preceding sentences of this paragraph, the Option or Right granted hereunder may provide that it will remain exercisable at any time prior to the Termination Date, but in no event later than one (1) year from the date of death, by the person or persons to whom the Participant's rights under the Option or Right pass by applicable laws of descent and distribution to the extent that the Participant was entitled to exercise it on the date of death.

                                   ARTICLE VI

                        Special Provisions Applicable to
                          Incentive Stock Options Only

                  Except as hereafter permitted by the Code, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which any Incentive Stock Option may be exercisable for the first time by the grantee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary


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corporation thereof (within the meaning of Sections 424(e) and (f) of the Code))
shall not exceed One Hundred Thousand Dollars ($100,000).

                  No Incentive Stock Option may be granted to an individual who, at the time the Option is granted, owns, directly or indirectly (within the meaning of Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation thereof (within the meaning of Sections 424(e) and (f) of the Code), unless such Option (i) has an Option price of at least one hundred ten percent (110%) of the fair market value of the Stock on the date of the grant of such Option and (ii) such Option cannot be exercised more than five (5) years after the date it is granted.

                                   ARTICLE VII

                               Payment for Shares

                  Payment for shares of Stock purchased under an Option granted hereunder shall be made in full upon exercise of the Option by certified or bank cashier's check or, to the extent permitted by law or the applicable agreement,
(i) by the surrender or delivery to the Company of shares of its stock having a fair market value equal to the purchase price for the Stock as to which the Option is being exercised or (ii) by delivery of a promissory note secured by a pledge of the Stock, provided that any such note shall mature in ten (10) years or such lesser period as may be specified by the Board or the Committee and, in the case of an Incentive Stock Option, any such note shall bear interest at the minimum rate required to avoid imputation of interest under United States federal income tax laws applicable at the time of exercise. The Stock purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that a Participant pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                                  ARTICLE VIII

                            Stock Appreciation Rights

                  In the discretion of the Board or the Committee, as the case may be, a Right may be granted (i) alone, (ii) simultaneously with the grant of an Option (either Incentive or Non-Qualified) and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified Option and in conjunction therewith or in the alternative thereto.

                  The exercise price of a Right granted alone shall be determined by the Board or the Committee, but shall not be less than one hundred percent (100%) of the fair market value of


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one share of the Company's Common Stock on the date of grant of such Right.
Except as otherwise provided by the Board or the Committee and subject to applicable law, a Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option and shall be exercisable only to the same extent as the related Option; provided, however, that, a Right, by its terms, shall be exercisable only when the fair market value per share of Common Stock subject to the Right and related Option exceeds the exercise price per share thereof.

                  Upon any exercise of a Right, the number of shares of Stock for which any related Option shall be exercisable shall be reduced by the number of shares of Stock for which the Right shall have been exercised. The number of shares of Stock for which a Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Stock for which such Option shall have been exercised.

                  A Right shall entitle the Participant upon exercise thereof to receive from the Company a number of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Board or the Committee in its sole discretion), an amount of cash or any combination of shares and cash, as determined by the Board or the Committee in its sole discretion, having an aggregate fair market value equal to the product of (i) the excess of the fair market value, on the date of such exercise, of one (1) share over the exercise price per share specified in such Right or its related Option and (ii) the number of shares for which such Right shall be exercised; provided, however, that no fractional shares of Stock shall be issued upon exercise of a Right.

                  Participants shall not be entitled to request or receive cash in full or partial payment of a Right, if such Right or any related Option shall have been exercised during the first six (6) months of its respective term; provided, however, that such prohibition shall not apply if the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the expiration of such six-month period or if such Participant is not a director, officer or beneficial owner of the Company who is described in Section 16(a) of the Exchange Act.

                  A Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the fair market value of the shares subject to the Right exceeds the exercise price thereof on such date.

                  For all purposes of this Article VIII, the fair market value of shares shall be determined in accordance with Article IV.


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                                   ARTICLE IX

                               Stock Bonus Awards

                  Stock Bonus Awards shall consist of an amount of cash or shares of Stock, or a combination of each, distributed to a Participant or which the Board or the Committee agrees to distribute in the future in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date the Stock Bonus Award is made. Stock Bonus Awards may, but need not, be issued in the form of a (i) Performance Unit Award, which consists of cash and/or shares of Stock that will be distributed to a Participant in the future if continued employment or other performance objectives specified by the Board or the Committee are attained or (ii) Restricted Stock Award, which consists of shares of Stock issued or transferred to a Participant and which will become free of restrictions specified by the Board or the Committee if continued employment and/or other performance objectives specified by the Board or the Committee are attained. The amount of a Stock Bonus Award may, but need not, be determined by reference to the market value of the Stock.

                  A Participant may be granted a Stock Bonus Award whether or not the Participant is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

                  Stock subject to a Stock Bonus Award may be issued or transferred to a Participant at the time such Stock Bonus Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Board or the Committee shall determine.

                  Any Stock Bonus Award may, in the discretion of the Board or the Committee, be settled in cash, on each date on which shares would otherwise have been delivered or become unrestricted, in an amount equal to the fair market value on such date of the shares which would otherwise have been delivered or become unrestricted.

                  Stock Bonus Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares of Stock issued or transferred pursuant to such Stock Bonus Award, and conditions calling for forfeiture of the Stock Bonus Award or the shares of Stock issued or transferred pursuant thereto in designated circumstances, as the Board or the Committee shall determine; provided, however, that upon the issuance or transfer of shares of Stock pursuant to any such Stock Bonus Award, the recipient shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Bonus Award.


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                                    ARTICLE X

                               Non-Transferability

                  No Option, Right or Stock Bonus Award shall be transferable except by will or the laws of descent and distribution. During the lifetime of the Participant, an Option or Right shall be exercisable only by the Participant.

                                   ARTICLE XI

                  Adjustment for Recapitalization, Merger, Etc.

                  The aggregate number of shares of Stock which may be purchased pursuant to Options granted hereunder, the number of shares of Stock covered by each outstanding Option or Right, the price per share thereof of each such Option or Right and the number of shares subject to a Stock Bonus Award shall be appropriately adjusted, if necessary, for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

                  Subject to any required action by the shareholders, (i) if the Company shall be the surviving corporation in any merger or consolidation or
(ii) if the Company shall not be the surviving corporation in any merger or consolidation but the shareholders of the Company shall hold fifty percent (50%) or more of the surviving corporation, any Option, Right or Stock Bonus Award granted hereunder shall cover the securities to which a holder of the number of shares of Stock covered by the unexercised or invested portion of the Option, Right or Stock Bonus Award would have been entitled pursuant to the terms of the merger or consolidation.

                   Unless otherwise provided in the Option, Right or Stock Bonus Award or in the foregoing paragraph, upon any merger or consolidation in which the Company shall not be the surviving corporation, a dissolution or liquidation of the Company or a sale of all or substantially all of its assets, all Options, Rights and Stock Bonus Awards outstanding hereunder shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of any Option, Right and Stock Bonus Awards then outstanding hereunder.

                  The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board or the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.


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                                   ARTICLE XII

                        No Obligation to Exercise Option

                  Granting of an Option shall impose no obligation on the recipient to exercise such Option.

                                  ARTICLE XIII

                                 Use of Proceeds

                  The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

                                   ARTICLE XIV

                             Rights as a Shareholder

                  A Participant or a transferee of an Option, Right or Stock Bonus Award shall have no rights as a shareholder with respect to any share covered by a Participant's Option, Right or Stock Bonus Award until such Participant shall have become the holder of record of such share, and such Participant shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which such Participant shall have become the holder of record thereof.

                                   ARTICLE XV

                                Employment Rights

                  Nothing in the Plan or in any Option, Right or Stock Bonus Award granted hereunder shall confer on any Participant who is an employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the Participant's employment at any time.

                                   ARTICLE XVI

                             Compliance with the Law

                  The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to Options, Rights or Stock


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Bonus Awards under the Plan which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the Options under the Plan or shares of Stock issued as a result of such exercise or granted pursuant to a Stock Bonus Award if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of Options, Rights or Stock Bonus Awards to reflect such transfer restrictions.

                                  ARTICLE XVII

                        Cancellation of Options or Rights

                  The Board or the Committee, as the case may be, in its discretion, may, with the consent of any Participant, cancel any outstanding Option or Right hereunder and/or reissue such Option or Right at a lower price.

                                  ARTICLE XVIII

                                Adoption of Plan

                  This Plan shall become effective upon the date of its adoption by the Board, subject, however, to approval by the Company's shareholders within twelve (12) months from the date of adoption of the Plan by the Board.

                                   ARTICLE XIX

                             Expiration Date of Plan

                  The Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and shall continue in effect thereafter with respect to any Options, Rights or Stock Bonus Awards outstanding at the time of such termination. In no event shall an Incentive Stock Option be granted under the Plan after January 19, 2005.

                                   ARTICLE XX

                       Amendment or Discontinuance of Plan

                  The Board or the Committee may, without the consent of the


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Company's shareholders or Participants under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Options or Rights theretofore granted hereunder without the Participant's consent, and provided further that no such action by the Board, without approval of the shareholders, may (a) increase the total number of shares of Stock which may be purchased pursuant to Options granted under the Plan, except as contemplated in ARTICLE XI; (b) expand the class of employees or consultants eligible to receive Options, Rights or Stock Bonus Awards under the Plan; (c) decrease the minimum Option or Rights price; (d) extend the maximum term of Options or Rights granted hereunder; (e) extend the term of the Plan; or (f) materially increase the benefits accruing to participants under the Plan who are subject to liability under Section 16(b) of the Exchange Act.

                                   ARTICLE XXI

                                  Governing Law

                  The Plan, such Options, Rights and Stock Bonus Awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time obtaining.


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